As filed with the Securities and Exchange Commission on May 6, 2009

Registration No. 333-138661

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 6
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICON LEASING FUND TWELVE, LLC

(Exact Name of Registrant as Specified in Governing Instruments)

Delaware	7359	20-5651009
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Fifth Avenue,
New York, New York, 10011
(212) 418-4700

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Joel S. Kress
Executive Vice President — Business and Legal Affairs
ICON Capital Corp.
100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a copy to:

Deborah Schwager Froling, Esquire
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036
(202) 857-6075

(Counsel to Registrant)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment to the registration statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

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Deregistration of Shares of Limited Liability Company Interests

ICON Leasing Fund Twelve, LLC (“Fund Twelve”) filed a Registration Statement on Form S-1, as amended (SEC File No. 333-138661) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 7, 2007, pursuant to which Fund Twelve registered up to 412,000 shares of limited liability company interests (the “Shares”) under the Securities Act of 1933, as amended (the “Offering”). Of the 412,000 Shares registered, 400,000 Shares were offered to the public pursuant to the primary offering on a “best efforts” basis for $1,000 per Share and 12,000 Shares were offered pursuant to Fund Twelve’s distribution reinvestment plan at a purchase price of $900 per Share.

Effective as of the close of business on April 30, 2009, Fund Twelve terminated the Offering and is filing this post-effective amendment to the Registration Statement in order to withdraw from registration those securities covered by the Registration Statement that remained unsold to the public.

Of the 412,000 Shares registered, 348,826.28258 Shares were sold as of the termination date, including 337,432.71714 shares sold pursuant to the primary offering and 11,393.56544 shares sold pursuant to the distribution reinvestment plan. Accordingly, Fund Twelve hereby amends the Registration Statement to withdraw from registration 63,173.71742 Shares that remained unsold to the public.

TABLE OF CONTENTS

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 6, 2009.

ICON LEASING FUND TWELVE, LLC (a Delaware limited liability company)
By: ICON Capital Corp., its Manager
By: /s/ Michael A. Reisner Name: Michael A. Reisner Title: Co-Chaiman, Co-President and Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 6, 2009.

Signatures	Title(s)
/s/ Mark Gatto Mark Gatto	Co-Chairman, Co-President and Co-Chief Executive Officer of ICON Capital Corp., the Manager of the Company; Principal Executive Officer
/s/ Michael A. Reisner Michael A. Reisner	Co-Chaiman, Co-President and Co-Chief Executive Officer of ICON Capital Corp., the Manager of the Company; Principal Executive Officer
/s/ Anthony J. Branca Anthony J. Branca	Chief Financial Officer of ICON Capital Corp., the Manager of the Company; Principal Financial Officer and Principal Accounting Officer

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